Exhibit 3(b)

                        Sutherland, Asbill & Brennan LLP
         ATLANTA  O  AUSTIN  O  NEW YORK  O  TALLAHASSEE  O  WASHINGTON

1275 Pennsylvania Avenue, N.W.                     TEL: (202) 383-0100
Washington, D.C. 20004-2415                        FAX: (202) 637-3593

     Stephen E. Roth
Direct Line: (202) 383-0158
Internet: sroth@sablaw.com

                                  May 27, 1998

The Life Insurance Company of Virginia
6610 West Broad Street
Richmond, VA 23230

                    Re: Life of Virginia Separate Account II

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 filed by Life of Virginia Separate Account II for certain variable life insurance policies (File No. 333-41031). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               SUTHERLAND, ASBILL & BRENNAN LLP

                               By:  /s/ Stephen E. Roth
                                  -----------------------------------
                                  Stephen E. Roth